EXHIBIT 32

CERTIFICATION OF THE
CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Richard Reincke, the Chief Executive Officer and the Chief Financial Officer of GWS Technologies, Inc. certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the amended Annual Report of GWS Technologies, Inc. on Form 10-K/A for the fiscal year ended October 31, 2009 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Annual Report on Form 10-K/A fairly presents in all material respects the financial condition and results of operations of GWS Technologies, Inc.

Date: March 25, 2010	By:	/s/ Richard Reincke
Richard Reincke
Chief Executive Officer and Chief Financial Officer